Volumetric Fund, Inc.
                          87 Violet Drive
                        Pearl River, NY 10965

Dear Shareholder:	                                      April 24, 2009

	It is my pleasure to invite you to the 2009 Annual Meeting of shareholders at 8:00 p.m. on Thursday evening, June 11, 2009, at the Holiday Inn, in Orangeburg, New York.

	At the meeting, we will report on Volumetric Fund's year-to-date and 2008 performance. In addition, as described in the accompanying Notice and Proxy Statement, you will be asked to elect nine directors and ratify the appointment of Briggs, Bunting & Dougherty, LLP as the independent registered public accounting firm of the Fund for 2009. The Fund's 2009 1st Quarter Report is also enclosed with this letter. Previously, we mailed you Volumetric Fund's 2008 Annual Report.

A proxy is enclosed with the notice of meeting and the proxy statement. The vote of every shareholder is important. Therefore, regardless of whether or not you plan to attend the meeting, we would appreciate it, if you would sign and date the proxy and return it to us promptly in the enclosed prepaid envelope. Since desserts and refreshments will be served at the meeting, please indicate on the proxy if you plan to attend.

	I look forward to seeing you at the meeting.

                                         Sincerely,

                                	/s/ Gabriel J. Gibs

	                                Gabriel J. Gibs
	                                Chairman and Chief Executive Officer


                          VOLUMETRIC FUND, INC.

               Notice of Annual Meeting of Shareholders
                             June 11, 2009

	The Annual Meeting of shareholders of Volumetric Fund, Inc., a New York Corporation, will be held at the Holiday Inn, 329 Route 303, Orangeburg, New York, Thursday, June 11, 2009, at 8:00 p.m., Eastern Standard Time, for the purpose of:

     1. To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify,

     2. To consider and act upon the selection of the firm of Briggs, Bunting & Dougherty, LLP, as the independent registered accounting firm of the Fund;

     3, To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on Monday, April 20, 2009, will be entitled to receive this notice and to vote at the meeting.

By Order of the Board of Directors

                                                  /s/ Irene J. Zawitkowski
Pearl River, New York				  Irene J. Zawitkowski
April 24, 2009				          President and Secretary

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY THAT IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED PREPAID ENVELOPE IN RETURNING YOUR PROXY.



                              VOLUMETRIC FUND, INC.
                 87 Violet Drive, Pearl River, New York 10965

                              PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2009

	The accompanying proxy is solicited by the Board of Directors of Volumetric Fund, Inc. (the 'Fund') for use at the Annual Meeting of Shareholders to be held on June 11, 2009, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournments thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed the proxy does not alone revoke the proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

  At the Annual Meeting shareholders will be asked to:

     1. To elect nine (9) directors to hold office until the next annual
        meeting of shareholders and until their	successors are elected to
        qualify;

     2. To consider and act upon the selection of Briggs, Bunting & Dougherty, L.L.P., as the independent registered accounting firm of the Fund;

     3. To transact such other business as may properly come before the meeting.

	Shareholders of record at the close of business day on Monday, April 20, 2009, will be entitled to vote at the meeting. Each share of stock is entitled to one vote.

	At the close of business day on April 20, 2009, the Fund had 1,214,965 shares of common stock outstanding.


                              1. ELECTION OF DIRECTORS

	 The Board of Directors recommends that nine nominees for director to be elected at the annual meeting, each to hold office until next year's annual meeting and until the election and qualification of a successor. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold authority to vote for any or all of the nominees will be voted for the election of directors named on the subsequent page, all of whom are currently directors. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who are not candidates. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

	Directors, who are not salaried employees of Volumetric Advisers, Inc. (the 'Adviser'), 87 Violet Drive, Pearl River, NY 10965, receive a fee for each Board or committee meeting they attend. Directors' fees had no effect on the Fund's expenses and expense ratio since all of their fees were paid by the Adviser. The full Board of Directors met three times and the independent directors met four times during 2008. In addition, the Audit Committee met twice and the Governance & Nominating committee met once in the same period.

	Nominated directors as a group beneficially owned 152,339 shares or 12.54% of the outstanding shares of the Fund on April 20, 2009. This includes shares beneficially owned by spouses or joint accounts with spouses; also directors' custodian or trust accounts for their minors. In addition to the directors, the Adviser, whose principal shareholder is Mr. Gibs, is the owner of 1.50% of the outstanding shares. Dollar range shareholdings of directors in Volumetric Fund, as of April 20, 2009, are shown in the following table. The following categories are used for the dollar ranges: over $100,000 is A; $50,001-$100,000 is B; $25,001-$50,000 is C; $10,001-$25,000 is D; $1-$10,000
is E.

	The information for the nominated directors, concerning their age and occupation for the past 5 years, has been furnished to the Fund by the nominees. Nominees, who are 'interested persons' of the Fund, as defined by the Investment Company Act of 1940, are indicated by an asterisk.


 Director                          Occupation                                  Director  Holdings,
                                                                         Age   Since(1)   $ Range

William P. Behrens*(4)    Vice Chairman, Fulcrum Securities since        70     1987       D
Fulcrum Securities        2008. Vice Chairman of Northeast Securities
80 Broad Street           from 2001 to 2008. Chairman, Global Energy
New York NY 10004         Systems since 2006.


Gabriel J. Gibs*          Founder, Chairman and Chief Executive of the    72    1978       A
87 Violet Drive           Fund since inception in 1978. He is Portfolio
Pearl River, NY 10965	  Co-Manager of the Fund. Prior to 2003, he was
                          also its President. Mr. Gibs is President
                          of Volumetric Advisers, Inc., the Fund's
                          investment adviser.

Josef Heaupl (2)          Engineering Consultant to chemical industry,    64     2004       A
9 Grove Place             since 2002. Previously, Director of Technology
Mountain Lakes, NJ 07046  of Lurgi PSI, an engineering and construction services company for the chemical industry.

Raymond T. Mundy (4)      Private practice of law since 1982. Areas of    66     2006       C
332 Route 306             experience: corporate finance, computer
Monsey, NY 10952          technology and small business development,
                          private placement of securities. Mr. Mundy is
                          also an Adjunct Professor of Philosophy and
                          Business Ethics at Rockland Community College,
                          Suffern, NY.

Stephen J. Samitt(2)(5)   Stephen Samitt CPA, LLC since 2008. Previously  68     1996       A
P.O. Box 70               Principal, Briggs Bunting &  Dougherty, LLP,
Montville, NJ 07045       certified publiic accountants, since 1997.
                          Previously, Partner, Tait, Weller & Baker, a
                          full service accounting firm. He was elected by
                          the Board aS the Funds's financial expert.

Allan A. Samuels (3)      President and CEO of Rockland Business          71     2007       C
Rockland Business Assoc.  Association (RBA) since 2001. RBA is a non-
One Blue Hill Plaza       profit organization of about 1000 businesses in
P.O. Box 1567             Rockland County, NY for the advancement of its
Pearl River, NY 10965     members via public relations, seminars,
                          networking and legistlation. He is also Board
                          memeber of several non-profit and business
                          organization.


David L.Seidenberg(4)     President, SQ Ventures, LLC, since 2002.        62     1983       A
SQ Ventures, LLC          Previously Vice President since of Davos
70 Kinderkamack Road,     Chemical Company since 1972.
Emerson, NJ 07630

Raymond W. Sheridan (2)   President Raymond Sheridan Financial Inc.,      58     1995       B
R. Sheridan Financial     Insurance and finanical services. Previously
19E. Washington Ave.	  Mr. Sheridan was also Vice President and
Pearl River, NY 10965     Treasurer of the Fund between 1997 and 2005.

Irene J. Zawitkowski*     President, Cheif Operating Officer and Port-    56     1978       B
87 Violet Drive           folio Co-Manager of the Fund since 2003. She
Pearl River, NY 10965	  has been Secretary and also an officer in
                          various capacities including Executive Vice
                          President, since inception in 1978. Ms.
                          Zawitkowski is also Executive Vice President
                          of Volumetric Advisers, Inc.




(1) Prior to 1986 the Fund was a limited partnership. It was supervised, controlled and managed by its general partners.
(2) Member of the Governance & Nominating Committee.
(3) Chairman of the Governance & Nominating Committee.
(4) Member of the Audit Committee.
(5) Chairman of the Audit Committee.



          2. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Volumetric Fund's Board of Directors has selected Briggs, Bunting & Dougherty, LLP, (BBD), 1835 Market Street, Philadelphia, PA 19103, as its independent auditors effective for the fiscal year commencing January 1, 2009. Representatives of BBD, LLP will not be in attendance at the annual meeting, but will be available, as necessary, to answer questions from shareholders present at the meeting.

        The accounting firm of BKD, LLP served as Volumetric Fund's independent auditors from 2002 through 2008. In connection with the audits of the five fiscal years ended December 31, 2008, and the subsequent interim period through April 20, 2009, there were no disagreements with BKD, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which would have caused BKD, LLP to refer such matters in their reports.


                            3. OTHER MATTERS

	The Financial Statements of the Fund are not set forth in the proxy statement, since they were included in the Annual Report of the Fund for fiscal year ended December 31, 2008, which has been mailed to all shareholders. The cost of preparing, assembling and mailing this proxy statement will be born by the Adviser.

	The Board of Directors at their November 20, 2008, meeting approved the renewal of the Investment Advisory Contract between Volumetric Fund, Inc. and Volumetric Advisers, Inc. The Board discussed various factors that formed the basis for their renewal of the contract: 1) Volumetric Advisers, Inc. uses a proven, proprietary technique for managing the Fund's portfolio; 2) the Fund's performance indicates that it has outperformed the Standard & Poor 500 Index and other appropriate indexes in the past 8 years; 3) the Fund's expense ratio is in line with other no-load mutual fund's of similar size. Furthermore, as the Fund's assets grow, the expense ratio decreases on a sliding scale, as indicated in the Prospectus.

	The Board of Directors knows of no other matter to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment in such matters.





  THE FOLLOWING CHARTED INFORMATION WAS PRESENTED AS A BAR GRAPH IN THE ANNUAL REPORT SHOWING THE COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN VOLUMETRIC FUND AND THE NEW YORK STOCK EXCHANGE COMPOSITE INDEX.

   Comparison of Change in the Value of a $10,000 Investment in
       Volumetric Fund versus the Standard & Poor's Index*
          (From January 1, 1979 to December 31, 2008)



YEAR         VOLUMETRIC       S&P 500

1979          $11,630          $11,231
1980          $15,991          $14,125
1981          $18,712          $12,751
1982          $21,876          $14,633
1983          $26,321          $17,161
1984          $27,696          $17,401
1985          $36,524          $21,983
1986          $39,225          $25,197
1987          $38,637          $25,708
1988          $46,349          $28,896
1989          $53,743          $36,770
1990          $50,963          $34,359
1991          $68,902          $43,397
1992          $76,331          $45,335
1993          $77,839          $48,533
1994          $76,104          $47,786
1995          $89,336          $64,086
1996         $103,189          $77,072
1997         $121,987         $100,971
1998         $134,918         $127,898
1999         $141,866         $152,872
2000         $139,355         $137,372
2001         $133,167         $119,455
2002         $116,682         $ 91,543
2003         $152,246         $115,692
2004         $172,799         $126,097
2005         $176,228         $129,881
2006         $187,400         $147,570
2007         $193,237         $152,735
2008         $135,347         $ 93,981


Average Annual Total Returns Of Fund(as of 12/31/08)*

                     1 Year    5 Years     10 Years  Since Inception 1/1/79
 Volumetric Fund     -29.94%     - 2.22%      + 0.03%       + 9.07%
 S&P 500 comp Index  -38.49%     - 3.75%      - 2.65%       + 7.73%


*All distributions and dividends were reinvested. Past performance is not predictive of future performance. The performance shown above does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Funds shares.The chart represents values for each year, as of December 31. The S&P 500 Indes is an unmanaged indices of common stocks.